Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-290560) and Form S-8 (Nos. 333-291752, 333-285225, 333-279112, 333-277962, 333-271769, 333-264825, 333-256140 and 333-249187) of Pulmonx Corporation of our report dated March 10, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
San Francisco, California

March 10, 2026